NINTH AMENDMENT TO LEASE
(Henderson, NV)

THIS NINTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 5 day of June, 2024, by and between **Syufy Enterprises, L.P., a California limited partnership** ("Landlord") and **Century Theatres, Inc., a California corporation** ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A. Landlord, as landlord, and Century Theatres of Nevada, Inc. ("Original Tenant"), as tenant, entered into that certain Lease, dated September 30, 1995 (as amended, the "Lease"), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 851 S. Boulder Highway, Henderson, NV 89015, which Premises are more particularly described in the Lease.

B. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C. Landlord and Tenant desire to amend the Lease upon the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1. Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2. Extension of Lease Term; Options to Extend Lease Term. Notwithstanding the provisions of Subsection 2.03C(2)(a) of the Lease to the contrary, Tenant hereby elects to exercise the fourth (4th) of its five (5) options to extend the term of the Lease (the "Fourth Renewal Term"). Notwithstanding the provisions of (i) Subsection 2.03A of the Lease, (ii) Section 3 of the Fourth Amendment To Lease dated August 7, 2006 (the "Fourth Amendment") and (iii) Section 2 of the Seventh Amendment To Lease dated July 9, 2021 (the "Seventh Amendment") to the contrary, the Fourth Renewal Term shall be for two (2) years commencing on October 1, 2025 and ending on September 30, 2027 (effectively a two (2) year renewal not a five (5) year renewal). However, the remaining one (1) option to extend the term of the Lease beyond the expiration of the Fourth Renewal Term, as set forth in Section 3 of the Fourth Amendment, shall remain unchanged and, at Tenant's election, available to exercise pursuant to and in accordance with the terms of the Lease.

3. Rent. As of the date of this Amendment, Tenant currently pays 10% of Gross Sales in lieu of Base Rent and Percentage Rent, which shall increase on October 1, 2024 to 12% of Gross Sales in lieu of Base Rent and Percentage Rent only. Thereafter, Tenant shall continue to pay twelve percent (12%) of Gross Sales per month in lieu of Base Rent and Percentage Rent until the end of the Fourth Renewal Term (but not in lieu of Impositions or any other charges due from or payable by Tenant under the Lease, which will continue to be due and payable by Tenant as provided in the Lease), in accordance with Section 3 of the Seventh Amendment. Within fifteen (15) days after the end of each month during the Fourth Renewal Term, Tenant shall deliver a statement to Landlord certifying the amount of Gross Sales for such month and the

calculation of the 12% sum thereof (the "12% Sum"). Tenant shall concurrently with the delivery of each statement, pay to Landlord the 12% Sum.

4. Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

5. Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant's execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord's execution of this Amendment have been obtained.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

7. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

9. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements, and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

[Signatures on following page.]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:

Syufy Enterprises, L.P.,
a California limited partnership

By: Syufy Properties, Inc.,
a California Corporation
Its: General Partner

By: ______________________
Name: William Vierra
Its: Sr. Vice President

TENANT:

Century Theatres, Inc.,
a California corporation

By: ______________________
Name: Jay Jostrand
Its: Executive Vice President – Real Estate & Construction